EXHIBIT 10.15

FirstBank 2010 Equity Based Incentive Plan

1.	PURPOSE OF THE PLAN

FirstBank (the “Company”), a corporation organized under the laws of the State of Tennessee, hereby adopts this 2010 Equity Based Incentive Plan (the “Plan”). The purposes of the Plan are:

(a)

To promote the long-term financial interests and growth of the Company and its Subsidiaries (as defined below) by attracting and retaining management and personnel with the training, experience, and ability to make a substantial contribution to the success of the business of the Company and its Subsidiaries;

(b)	To motivate personnel by means of incentives to achieve long range goals;

(c)	To further align the interests of participants with those of the Company’s stockholders (as defined below) through opportunities for equity-based incentives in the Company; and

(d)

To allow each participant to share in the value of the Company on the date such participant is granted EBI Units (as defined below) and the increase in the value of the Company following the date such participant is granted EBI Units in accordance with the terms of the Plan.

2.	DEFINITIONS

(a)	“Administrator” means the Compensation Committee of the Board of Directors.

(b)	“Award” means a grant of EBI Units.

(c)	“Award Agreement” means an agreement entered into between the Company and the Participant evidencing the terms of this 2010 Equity Based Incentive Plan.

(d)	“Board” or “Board of Directors” means the Board of Directors of the Company as it may be constituted from time to time.

(e)	“Cause” means those grounds for a “For Cause Termination” as found in 9(j).

(f)	“Change in Control” means the occurrence of a “change in ownership,” or a “change in ownership of a substantial portion of assets.”

A “change in ownership” occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company or the Parent that, together with any stock already held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company or the Parent, as applicable.

However, if any one person or group is already considered to own more than 50% of the Company or the Parent at the time an Award is made, the acquisition of additional stock by such person or group is not considered to cause a change in ownership with respect to such Award. A change in ownership will also occur in the event of a public offering in which more than 50% of the total fair market value or total voting power of the stock of the Company or the Parent is sold.

A “change in ownership of a substantial portion of assets” occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or greater than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by a Company is not treated as a change in ownership of such assets if the assets are transferred to:

i.	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

ii.	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company or the Parent;

iii.	a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

iv.	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person or group described in (iii) above.

For purposes of (ii) through (iv) above, a person’s or group’s status is determined immediately after the transfer of assets. For example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.

However, notwithstanding the above, a Change in Control shall not include a sale to an Employee Stock Ownership Plan sponsored by the Company or its Subsidiaries or Parent or a sale or transfer to a Family Member or members of a current shareholder of the Parent or a trust or partnership established by a current shareholder of the Parent or Family Member of such shareholder if the partnership is substantially owned (80% or more) by a current shareholder or Family Member, or a transfer to a charitable trust or foundation established by a current shareholder or Family Member. A current shareholder is a shareholder of the Parent as of the date of the adoption of this Plan.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Company” means First Bank, a Tennessee corporation, also known as FirstBank.

(i)

“Disability” means the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less that 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

(j)	“Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

(k)	“EBI Units” means a contractual right to receive the Fair Market Value of a share of Common Stock on the Payment Date after the Grant Date on each EBI Unit subject to such Award.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statutes or regulations of similar purpose or effect.

(m)

“Fair Market Value” of the Company as of a given date shall be (a) the market value of the Company as computed by the aggregate, as of the December 31 prior to the valuation event, of all outstanding shares of Common Stock of the Company (“Common Stock”) multiplied by the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or, if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, market value of the Company as computed by the aggregate, as of the December 31 prior to the valuation event, of all outstanding shares of Common Stock multiplied by the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of the Company shall equal 7.5 percent of the total assets of the Company per the Uniform Bank Performance Report as of the December 31 prior to the valuation event, but excluding from the computation of total assets any amounts loaned to or donated to the capital of the Company by the Parent from funds it received from the US Treasury under the Capital Purchase Program (“CPP”). The Fair Market Value of a share of Common Stock shall be the determined by dividing the Fair Market Value of the Company as determined above by the number of shares of Common Stock outstanding on October 1, 2005 (as such total shares shall be adjusted in accordance with section 7 hereof, as illustrated by the following formula:

Value of share of Common Stock =	Market Value of Company, or Index Value of Company or .075 x Total Assets of Company (whichever is applicable)
Total Shares of Common Stock (171,800 shares at 10.01.05)

However, if an Employee first becomes entitled to a Plan distribution due to a Change in Control, the Fair Market Value of the Company shall equal the greater of: (i) 7.5% of the total assets of the Company per the Uniform Bank Performance Report as of December 31 of the previous year, or (ii) the value of the Common Stock as paid in the change in ownership or change in effective control (the average price per share paid for such Common Stock aggregating into the Change of Control). In the event a portion of the purchase price is subject to an earn out or other contingency, the contingency component shall be computed and paid in accordance with the provisions of section 6(b) hereof as the contingency is met. In the event the stock involved in the Change in Control is that of the Parent , the Administrator shall obtain an appraisal of the value of the transaction attributable to the Company, so as to determine the Fair Market Value of the common stock of the Company based on the sale of the Parent’s stock.

(n)

“Family Member” means the spouse, lineal descendants and spouses of lineal descendants of the measuring person. For this purpose, an adopted child shall be considered a lineal descendant of the adopting parent. Any shares owned by a spouse immediately following a divorce shall be deemed owned by a Family Member.

(o)	“Grant Date” means the date an Award is granted to a Participant.

(p)	“Parent” means First South Bancorp, Inc.

(q)	“Participant” means an Employee who has received an Award that has not been settled, cancelled or forfeited.

(r)	“Plan” means FirstBank Equity Based Incentive (EBI) Plan, as may be amended from time to time.

(s)

“Retirement” means (i) termination of employment with the Company by a Participant who is age 65 or older or (ii) termination of employment with the Company by a younger Participant where the Chairman of the Board in his sole discretion deems to accept such termination as a Retirement. (t) “Securities Act” means the Securities Act of 1933, as amended, and any successor statutes or regulations of similar purpose or effect.

(u)	“Payment Date” means the date set forth in Section 6 pursuant to which a Participant becomes entitled to payment for his or her EBI Units.

(v)

“Subsidiary” means (i) any corporation the majority of the voting power of all classes of stock entitled to vote or the majority of the total value of shares of all classes of stock of which is owned, directly or indirectly, by the Company or its Parent, or (ii) any trade, business, or other entity other than a corporation of which the majority of the profits interest, capital interest, or actuarial interest is owned, directly or indirectly, by the Company or its Parent.

(w)

“Vested Termination” means the date a Participant ceases to be an Employee of the Company, the Parent or a Subsidiary of the Parent if such cessation is other than by a termination for Cause and the Participant has all or a part of an Award vested.

(x)	“Vesting Date” means the date on which the Participant becomes vested in his or her Award as provided in Section 5.

3.	ADMINISTRATION OF THE PLAN

(a)

Duties and Powers of the Administrator. The Plan will be administered by the Administrator. The Plan Administrator shall be the Compensation Committee of the Board. The Administrator may adopt its own rules of procedure, and the action of the Compensation Committee of the Board, taken at a meeting or, to the extent permitted by law, taken without a meeting by a writing signed by such majority (or by all or such greater proportion of the members thereof if required by law), shall constitute action by the Administrator. The Administrator shall have the power, authority, and discretion to administer, construe, and interpret the Plan and Award Agreements, including, without limitation, the discretion to determine which employees shall be Participants and the terms and conditions, subject to the Plan, of the individual Award Agreements. The decisions and interpretations of the Administrator with respect to any matter concerning the Plan shall be final, conclusive, and binding on all parties who have an interest in the Plan. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan. Notwithstanding the above provisions of this subsection (a), the selection of Participants and the determination of the grants under this Plan shall be made by the Chairman of the Board of the Company.

(b)

Delegation. In its absolute discretion, the Administrator may delegate to the Chief Executive Officer or other senior officers of the Company its duties under the Plan subject to any conditions and limitations as the Administrator shall prescribe.

(c)

Expenses; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Administrator, the Company and its Subsidiaries, and the officers of the Company and its Subsidiaries shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and its Subsidiaries, and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Administrator shall be fully protected by the Company with respect to any such action, determination, or interpretation.

4.	INDIVIDUAL GRANTS; ELIGIBILITY; UNITS

(a)

Eligibility. Participants will be chosen by the Chairman of the Board of the Company, in his sole discretion, from employees who, in his judgment, have a significant opportunity to influence the growth of the Company or whose outstanding performance or potential merit deserve further incentive and reward for continued employment and accomplishment. Any employee who receives a Grant must enter into a Confidentiality, Non-Competition and Non-Solicitation Agreement or equivalent or already be subject to a Confidentiality, Non-Competition and Non-Solicitation Agreement with the Company satisfactory to the Administrator.

5.	AWARDS

(a)

Grant of Awards. The Chairman of the Board of the Company may, in his sole discretion, at any time and from time to time grant EBI Units to any eligible Employee. Each Award will be evidenced by an Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Chairman of the Board of the Company shall designate. An Award will become effective upon the execution by the Participant of an Award Agreement, acknowledging the terms and conditions of the Award and the execution of a Confidentiality Agreement with the Company satisfactory to the Administrator if Participant is not already subject to such an agreement that is satisfactory to the Administrator.

(b)

Unit Accounts. Any EBI Units awarded to a Participant shall be credited to an account to be maintained on behalf of such Participant. Such account shall be debited by the number of EBI Units with respect to which any Payments are made pursuant to Section 6.

(c)	Vesting. Each Award shall vest on the Vesting Date as specified in the following Vesting Schedule.

Complete Years of Service on the January 1 Following Grant Date	Percentage Vested
1	20%
2	40%
3	60%
4	80%
5	100%

For example, if a Participant employed by the Company on January 1, 1995 received a Grant of EBI Units on October 1, 2005, he or she would be 0% vested in those Units prior to January 1, 2007, and 20% vested in those Units on January 1, 2007. If the Participant received a Grant of additional EBI Units on February 1, 2006, he or she would be 0% vested in those Units prior to January 1, 2008, and 20% vested in those Units on January 1, 2008, at which point the Participant would be 40% vested in the Units Granted on October 1, 2005.

Any Award, or portion thereof, not vested upon the date of a Participant’s termination of employment with the Company, its Parent, or Subsidiaries of the Parent will be forfeited, and no payment will be made thereon. If a Participant’s employment is terminated for Cause, the Participant shall forfeit any Award, whether vested or unvested, or any portion thereof, outstanding as of the date of such termination of employment.

6.	PAYMENT OF EBI UNITS

(a)

Payment Date. Except as provided herein, and assuming the Participant has not violated the terms of his or her Confidentiality, Non-Competition and Non-Solicitation Agreement and assuming the Participant has executed a Non-Competition and Non-Solicitation Agreement with the Company, all as set forth in section 4 hereof, each vested Award shall become payable on April 1st immediately following the earlier to occur of: (i) the 100% vesting of the Award, (ii) the Participant’s Death or Disability, or (iii) a Change in Control.For example, if a Participant employed by the Company on January 1, 1995 received a Grant of EBI Units on October 1, 2005, he or she would be 100% vested in those Units on January 1, 2011. If the Participant separates employment due to Retirement or Vested Termination, then the Payment Date will be the April 1st after the second January 1 following termination, assuming the Participant has not violated the terms of his or her Confidentiality Agreement and assuming the Participant has executed a

Non-Competition and Non-Solicitation Agreement with the Company. For example, if a Participant employed by the Company on January 1, 1995 received a Grant of EBI Units on October 1, 2005, he or she would be 80% vested in those Units on January 1, 2010 and if such Participant separates employment in a Vested Termination on October 1, 2010, he or she would be paid the December 31, 2009 value of those Units on April 1, 2012. If such Participant separates employment due to Retirement on October 1, 2010, he or she would be 100% vested and would be paid the December 31, 2009 value of those Units on April 1, 2012. Disability occurring after Retirement or a Vested Termination does not affect the timing or amount of payment. However, if there is a Change in Control occuring after Retirement (but not after Vested Terminiation), the Fair Market Value of the Common Stock on the date of Change in Control shall be based on the average price of the common stock purchased in connection with such Change in Control, as stated in the definition of Fair Market Value in section 2. The death of the Participant after a Vested Termination will affect the timing of payment in that the timing of payment will be April 1 following the January 1 immediately after death if such is sooner than the normal Payment Date. The amount of the payment is not changed. For example, a Participant separates employment in a Vested Termination on October 1, 2009 when 60% vested. The computed amount for the vested EBI Units as of December 31 of 2008 is $100,000. Normally the Payment date for such EBI Units would be April 1, 2011. However, if the Participant passes away on December 1, 2009, the Payment date would be April 1, 2010 and the amount to be paid on such date would be $100,000.

(b)

Payment On the Payment Date, each Participant shall be entitled to receive an amount in cash for each EBI Unit awarded to such Participant equal to the Fair Market Value of a share of Common Stock on the December 31 immediately preceding the Payment Date (or in the case of a Change of Control due to a change in ownership or change in effective control, the Fair Market Value of the Common Stock on the date of the Change of Control due to a change in ownership or change in effective control), as specified in the definition of Fair Market Value in section 2, less any required income tax withholding. Notwithstanding the preceding, with respect to a Participant who separates from employment in a Vested Termination, the amount of cash the Participant is to receive is the Fair Market Value of a share of Common Stock on the December 31 immediately preceding the date of Vested Termination. In the event of a Change in Control, if a portion of the purchase price for the stock is subject to an earn out or other contingency, the Participant shall first receive an amount in cash on the Payment Date for each EBI Unit awarded to such Participant equal to the Fair Market Value determined without the contingency. As the contingency is satisfied, the Fair Market Value shall be recomputed and the incremental increase shall be paid in cash to the Participant on April 1 following the January 1 immediately following the satisfaction of a contingency.

(c)

Postponement of Payment in the Event CPP Obligations are Outstanding. In the event that there is outstanding any obligations to the United States Treasury pursuant to the funding of the CPP note and warrants issued by the Parent of the Company on July 17, 2009, the payment to any Participant shall be postponed to the extent postponement is required for any other Participant by the regulation specified in the definition of “Long Term Restricted Stock” in the Interim Final Rule in 31 CFR Part 30. Such postponement shall be applicable to all Participants, regardless of whether they are an officer or employee covered by the provisions of such Interim Final Rule, and regardless of any vesting hereunder.

7.	DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Administrator will make such adjustments, if any, as it in its sole discretion deems equitable in the number of EBI Units with respect to which an Award held by any Participant is referenced, such adjustments to be conclusive and binding upon all parties concerned.

8.	CANCELLATION OF AWARDS

The Chairman of the Board of the Company may cancel all or any part of an Award with the written consent of the Participant holding such Award. In the event of any cancellation, all rights of the former Participant in respect of such cancelled Award will terminate.

9.	MISCELLANEOUS PROVISIONS

(a)

Assignment and Transfer. Awards will not be transferable other than by will or the laws of descent and distribution and may be realized, during the lifetime of the Participant, only by the Participant or by their guardian or legal representative. No Award or interest or right therein shall be liable for the debts, contracts, or engagements of the Participant or their successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)

No Right to Awards or Employment. No Employee or other person will have any claim or right to be granted an Award. Neither the Plan nor any action taken hereunder will be construed as giving any Employee or Participant any right to be retained in the employ of the Company, the Parent or any Subsidiaries thereof.

(c)	General Creditor Status. Obligations of the Company under the Plan shall be unsecured and unfunded obligations, and the holders of Awards shall be general unsecured creditors of the Company.

(d)	Withholding. The Company and its Subsidiaries will have the right to deduct from payment of an Award any taxes required by law to be withheld from an Employee with respect to such payment.

(e)

Securities Laws. Each Award will be subject to the condition that such Award may not be exercised if the Administrator determines that the exercise of such Award may violate the Securities Act or any other law or requirement of any governmental authority. The Company will not be deemed by any reason of the granting of any Award to have any obligation to register the Awards under the Securities Act or to maintain in effect any registration of such Awards or shares that may be made at any time under the Securities Act.

(f)

No Strict Construction. No rule of strict construction will be applied against the Company, the Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award, or any rule or procedure established by the Administrator.

(g)

Stockholder Rights. A Participant will not have any dividend, voting, or other stockholder rights by reason of a grant of an Award or settlement of an Award. An Award does not give a Participant an interest in stock or securities or the right to stock or securities but rather uses an equity based formula to determine bonus compensation.

(h)

Severability. Whenever possible, each provision in the Plan and in every Award Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan or any Award Agreement made thereunder will be held to be prohibited by or invalid under applicable law, then (i) such provision will be deemed amended, and to have contained from the outset such language necessary to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every Award Agreement will remain in full force and effect.

(i)

Governing Law. The Plan will be governed by and construed in accordance with the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of Tennessee without regard to conflicts of laws thereof.

(j)

For Cause Termination. Shall include any of the following: (i) Employee is indicted on a felony charge unless and until the charge is subsequently dismissed; (ii) Employee is convicted of a felony (or submits a nolo contendere plea to one); (iii) Employee’s performance while on or about the business of the Company is impaired by the use of alcohol, drugs, or other mind or behavior altering substances; (iv) Employee commits an act of fraud or dishonesty or knowingly permits another employee to commit an act of fraud or dishonesty; (v) Employee’s willful neglect of, or willful failure to perform their duties; (vi) breach of the restrictive provisions contained in the Confidentiality, Non-Competition and Non-Solicitation Agreement.

(k)

Right of Setoff. Notwithstanding anything which may be to the contrary contained herein, the Participant hereby agrees that the Company, the Parent and Subsidiaries shall have a lien and a right to setoff for all liabilities, whether or not matured, owed by the Participant to the Company, the Parent and Subsidiaries arising out of this Agreement, or the Participant’s Confidentiality, Non-Competition and Non-Solicitation Agreement or any other obligation owed by Participant or the Participant’s Personal Representative to the Company, the Parent and Subsidiaries upon and against all payments due and obligations of the Company under this Agreement. Company may at any time without notice to Participant reduce the amount of any payment due to Participant hereunder by the amount of any obligation owed by Participant to the Company, the Parent and Subsidiaries; provided, however, that any exercise of such right of setoff shall not be construed as a waiver or election of the Company, the Parent and Subsidiaries to forego any other remedy or remedies that may be available at law or in equity.

(l)

Applicable Law and Regulations. This Plan and each of its provisions is intended to comply with all applicable state and federal laws, rules and regulations and in particular with any law, rule, regulation or interpretation of any state or federal bank regulatory authority, now in force or hereafter enacted or promulgated (each a “Banking Law”) and Section 409A of the Internal Revenue Code. Any provisions of this Plan determined not to be consistent with current or future applicable laws or regulations shall be disregarded by the Plan Administrator who shall cause the Plan to be amended to be consistent with all applicable laws and regulations and such Plan shall be deemed modified as necessary to conform with any Banking Law. This Plan shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to the principles of conflicts of law thereof. The parties consent to exclusive jurisdiction and venue in the state or federal courts sitting in Nashville, Tennessee. Each party hereto waives all defenses of lack of personal jurisdiction and forum non conveniens.

10.	AMENDMENT AND TERMINATION

The Administrator may at any time amend, suspend, or terminate the Plan, provided that no such action will adversely affect any rights under any Awards theretofore granted or change the vesting applicable to an Award in a manner adverse to a Participant, except in accordance with Section 7.

11.	EFFECTIVE DATE OF THE PLAN

The Plan will become effective as of the date on which it is adopted by the Compensation Committee of the Board of Directors of FirstBank.

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